EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1836 on Form S-8 of our report dated June 28, 2013, relating to the financial statements and financial statement schedule of Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan appearing in the Annual Report on Form 11-K of Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 28, 2013